Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Maximillian Marcy Investor Relations Contact 651-236-5062
NEWS	For Immediate Release	September 13, 2010

H.B. Fuller Reports Third Quarter 2010 Results

Diluted EPS $0.38;

Net Revenue Up 7 Percent Year-Over-Year,

Organic Revenue Grew 9 Percent Year-Over-Year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 28, 2010.

Third Quarter 2010 Notable Items:

•	Net revenue totaled $338.6 million, up 7 percent year-over-year;

•	Organic revenue increased 9 percent year-over-year driven by double-digit organic revenue growth in EIMEA and Latin America Adhesives;

•	Gross margin contracted in the third quarter versus the prior quarter; however, year-to-date adjusted gross margin[1] remained at a historically high level;

•	Selling, general, and administrative expense declined versus the second quarter;

•	Acquisition of Revertex Finewaters in Malaysia was completed.

Third Quarter 2010 Results:

Net income for the third quarter of 2010 was $19.0 million, or $0.38 per diluted share, versus $35.4 million, or $0.72 per diluted share, in last year’s third quarter. Net Income for the third quarter of 2009 included a significant one-time gain related to the settlement of a lawsuit. Excluding this settlement, net income in last year’s third quarter was $0.482 per diluted share.

Net revenue for the third quarter of 2010 was $338.6 million, up 7.4 percent versus the third quarter of 2009. Higher volume, higher average selling prices, and acquisitions positively impacted net revenue growth by 6.4, 2.5, and 1.6 percentage points, respectively. Unfavorable foreign currency translation reduced net revenue growth by 3.1 percentage points. Organic sales grew by 8.9 percent year-over-year.

“We faced many challenges in the third quarter — most notably rising raw material costs and raw material shortages — and achieved mixed results. While we were successful in sourcing sufficient material to satisfy customer orders, our material costs escalated more than our prices and profit margins did not meet our expectations. Additionally, in the North America region, end-market demand contracted significantly at the beginning of the quarter, and consequently, we did not achieve our volume expectations in the region. Amidst these challenges, we successfully maintained the overall growth momentum that is a key component of our strategic transformation,” said Michele Volpi, H.B. Fuller president and chief executive officer. “While we are disappointed in our bottom line performance this quarter we believe that we have put in place the actions necessary to improve financial performance in the fourth quarter and beyond.”

Segment Perspective:

In North America, net revenue grew by 5.2 percent year-over-year with Adhesives up 6.2 percent and Construction Products up 1.9 percent. Nearly all of the growth for the segment was organic. After recording stronger volume growth in the previous quarter, sales momentum slowed significantly, especially in Construction Products, at the start of the third quarter, but improved somewhat at the end of the quarter.

In EIMEA (Europe, India, Middle East, Africa), net revenue was up 3.4 percent year-over-year, and 15.6 percent on an organic basis. The region posted strong growth across all geographies and market segments, benefiting from improved end-market conditions and significant new business wins with key customers.

In Latin America, net revenue grew by 8.2 percent year-over-year with Adhesives up 13.1 percent and Paints up 2.2 percent. Adhesives continued to gain business with new and existing customers, while Paints returned to positive organic growth for the first time since the end of 2008.

In Asia Pacific, economic activity remains strong. Net revenue grew by 27.2 percent versus last year’s third quarter and organic growth was 7.6 percent. Sales from the region benefitted from our recent acquisition in Malaysia by 15.7 percent, and positive currency translation of 3.9 percent.

Balance Sheet and Cash Flow:

At the end of the third quarter of 2010 the Company had cash totaling $141 million and total debt of $299 million. This compares to second quarter levels of $161 million and $292 million, respectively. Sequentially, net debt increased by approximately $27 million, primarily driven by cash used for the acquisition of Revertex Finewaters which was completed at the start of the third quarter. Cash flow from operations was $11 million in the third quarter. This year’s cash flow was approximately $50 million lower than last year’s third quarter driven primarily by higher working capital requirements to support continued growth.

Year-To-Date 2010 Results:

Net Income for the first nine months of 2010 was $48.9 million, or $0.99 per diluted share, versus $59.1 million, or $1.21 per diluted share, in the last year’s first nine months. Net income for the first nine months of 2010 includes one-time charges associated with exiting a product line in Europe. After adjusting for these charges, net income for the first nine months of 2010 was $57.4 million, or $1.162 per diluted share. Additionally, last year’s first nine months net income included two non-recurring items that, taken together, boosted net income. Excluding these items, net income for the first nine months of last year was $0.982 per diluted share. On an adjusted basis, net income per diluted share for the first nine months of 2010 was up 18 percent year-over-year.

Net revenue for the first nine months of 2010 was $995.9 million, up 11.5 percent versus the first nine months of 2009. Higher volume, favorable foreign currency translation, and acquisitions positively impacted net revenue growth by 9.8, 0.8, and 1.0 percentage points, respectively. Organic sales increased by 9.7 percent year-over-year in the first nine months of 2010.

Fiscal 2010 Outlook:

“As we move into the fourth quarter, we are able to provide more specific guidance for the remainder of the fiscal year. We now expect net revenue for the full year to be up approximately 10 percent from last year, with fourth quarter net revenue between $360 million and $365 million. We expect financial performance to improve in the fourth quarter relative to the third quarter and we will continue to press forward to achieve our long term objectives for profitable growth,” said Michele Volpi, H.B. Fuller president and chief executive officer.

Expectations for fiscal year 2010 include:

•	Net revenue between $1.356 billion and $1.361 billion, up about 10 percent from last year (revised guidance);

•	Raw material costs up about 8 percent from last year (no change from previous guidance);

•	Capital expenditures of approximately $30 million (revised guidance);

•	Effective tax rate, excluding discrete items, of approximately 34 percent for the fourth quarter (no change from previous guidance).

Conference Call:

The Company will host an investor conference call to discuss third quarter 2010 results on Tuesday, September 14, 2010 at 9:30 a.m. central time (10:30 a.m. eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on our website.

Regulation G:

The information presented in this earnings release regarding adjusted earnings per share, operating income, operating margin, adjusted gross margin, adjusted SG&A expense, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. The Company has included this non-GAAP information to assist in understanding the operating performance of the Company and our operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2009 net revenue of $1.235 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit the website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of March 21, 2010 and June 30, 2010, and 10-K filing, as amended, for the fiscal year ended

November 28, 2009. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 28, 2010	13 Weeks Ended August 29, 2009

Net revenue	$338,568	$315,329
Cost of sales	(242,294)	(214,914)

Gross profit	96,274	100,415

Selling, general and administrative expenses	(73,584)	(68,324)
Other income (expense), net	1,041	18,487
Interest expense	(2,669)	(1,680)

Income before income taxes and income from equity investments	21,062	48,898

Income taxes	(4,071)	(15,113)

Income from equity investments	1,859	1,677

Net income including non-controlling interests	18,850	35,462

Net (income) loss attributable to non-controlling interests	128	(49)

Net income attributable to H.B. Fuller	$18,978	$35,413

Basic income per common share attributable to H.B. Fuller	$0.39	$0.73

Diluted income per common share attributable to H.B. Fuller	$0.38	$0.72

Weighted-average common shares outstanding:
Basic	48,595	48,343
Diluted	49,585	49,242

Dividends declared per common share	$0.0700	$0.0680

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 28, 2010	November 28, 2009	August 29, 2009
Cash & cash equivalents	$140,717	$100,154	$180,136
Inventories	148,464	116,907	112,452
Trade accounts receivable, net	209,429	203,898	190,211
Trade payables	118,967	109,165	96,245
Total assets	1,178,669	1,100,445	1,150,732
Total debt	299,355	214,028	243,915

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement (unaudited)

	13 Weeks Ended August 28, 2010	13 Weeks Ended August 29, 2009

Net revenue	100.0%	100.0%
Cost of sales	(71.6%)	(68.2%)

Gross profit	28.4%	31.8%

Selling, general and administrative expenses	(21.7%)	(21.7%)
Other income (expense), net	0.3%	5.9%
Interest expense	(0.8%)	(0.5%)

Income before income taxes and income from equity investments	6.2%	15.5%

Income taxes	(1.2%)	(4.8%)

Income from equity investments	0.5%	0.5%

Net income including non-controlling interests	5.6%	11.2%

Net (income) loss attributable to non-controlling interests	0.0%	(0.0%)

Net income attributable to H.B. Fuller	5.6%	11.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 28, 2010	39 Weeks Ended August 29, 2009

Net revenue	$995,918	$893,086
Cost of sales	(700,857)	(628,264)

Gross profit	295,061	264,822

Selling, general and administrative expenses	(220,324)	(192,446)
Asset impairment charges	(8,785)	(790)
Other income (expense), net	2,318	16,142
Interest expense	(7,660)	(6,266)

Income before income taxes and income from equity investments	60,610	81,462

Income taxes	(17,152)	(26,175)

Income from equity investments	5,391	3,744

Net income including non-controlling interests	$48,849	$59,031

Net (income) loss attributable to non-controlling interests	92	56

Net income attributable to H.B. Fuller	$48,941	$59,087

Basic income per common share attributable to H.B. Fuller	$1.01	$1.22

Diluted income per common share attributable to H.B. Fuller	$0.99	$1.21

Weighted-average common shares outstanding:
Basic	48,552	48,312
Diluted	49,564	49,031

Dividends declared per common share	$0.2080	$0.2020

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement (unaudited)

	39 Weeks Ended August 28, 2010	39 Weeks Ended August 29, 2009

Net revenue	100.0%	100.0%
Cost of sales	(70.4%)	(70.3%)

Gross profit	29.6%	29.7%

Selling, general and administrative expenses	(22.1%)	(21.5%)
Asset impairment charges	(0.9%)	(0.1%)
Other income (expense), net	0.2%	1.8%
Interest expense	(0.8%)	(0.7%)

Income before income taxes and income from equity investments	6.1%	9.1%

Income taxes	(1.7%)	(2.9%)

Income from equity investments	0.5%	0.4%

Net income including non-controlling interests	4.9%	6.6%

Net (income) loss attributable to non-controlling interests	0.0%	0.0%

Net income attributable to H.B. Fuller	4.9%	6.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended August 28, 2010	13 Weeks Ended August 29, 2009
Net Revenue:
North America	$146,584	$139,353
EIMEA	97,306	94,145
Latin America	53,726	49,635
Asia Pacific	40,952	32,196

Total H.B. Fuller	$338,568	$315,329

Operating Income[4]:
North America	$18,491	$21,469
EIMEA	2,276	7,043
Latin America	1,207	1,448
Asia Pacific	716	2,131

Total H.B. Fuller	$22,690	$32,091

Depreciation Expense:
North America	$3,414	$4,084
EIMEA	2,284	2,488
Latin America	1,055	1,081
Asia Pacific	829	547

Total H.B. Fuller	$7,582	$8,200

Amortization Expense:
North America	$2,009	$2,238
EIMEA	219	664
Latin America	12	99
Asia Pacific	261	54

Total H.B. Fuller	$2,501	$3,055

EBITDA[3]:
North America	$23,914	$27,791
EIMEA	4,779	10,195
Latin America	2,274	2,628
Asia Pacific	1,806	2,732

Total H.B. Fuller	$32,773	$43,346

Operating Margin[5]:
North America	12.6%	15.4%
EIMEA	2.3%	7.5%
Latin America	2.2%	2.9%
Asia Pacific	1.7%	6.6%

Total H.B. Fuller	6.7%	10.2%

EBITDA Margin[3]:
North America	16.3%	19.9%
EIMEA	4.9%	10.8%
Latin America	4.2%	5.3%
Asia Pacific	4.4%	8.5%

Total H.B. Fuller	9.7%	13.7%

Net Revenue Growth:
North America	5.2%
EIMEA	3.4%
Latin America	8.2%
Asia Pacific	27.2%

Total H.B. Fuller	7.4%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended August 28, 2010	39 Weeks Ended August 29, 2009
Net Revenue:
North America	$424,752	$393,820
EIMEA	295,893	258,604
Latin America	163,758	155,502
Asia Pacific	111,515	85,160

Total H.B. Fuller	$995,918	$893,086

Operating Income[4]:
North America	$54,536	$51,348
EIMEA	9,681	15,240
Latin America	6,317	4,282
Asia Pacific	4,203	1,506

Total H.B. Fuller	$74,737	$72,376

Depreciation Expense:
North America	$10,256	$12,199
EIMEA	7,055	7,221
Latin America	3,099	3,462
Asia Pacific	1,982	1,566

Total H.B. Fuller	$22,392	$24,448

Amortization Expense:
North America	$6,380	$6,723
EIMEA	1,390	1,796
Latin America	191	299
Asia Pacific	364	164

Total H.B. Fuller	$8,325	$8,982

EBITDA[3]:
North America	$71,172	$70,270
EIMEA	18,126	24,257
Latin America	9,607	8,043
Asia Pacific	6,549	3,236

Total H.B. Fuller	$105,454	$105,806

Operating Margin[5]:
North America	12.8%	13.0%
EIMEA	3.3%	5.9%
Latin America	3.9%	2.8%
Asia Pacific	3.8%	1.8%

Total H.B. Fuller	7.5%	8.1%

EBITDA Margin[3]:
North America	16.8%	17.8%
EIMEA	6.1%	9.4%
Latin America	5.9%	5.2%
Asia Pacific	5.9%	3.8%

Total H.B. Fuller	10.6%	11.8%

Net Revenue Growth:
North America	7.9%
EIMEA	14.4%
Latin America	5.3%
Asia Pacific	30.9%

Total H.B. Fuller	11.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(unaudited)

13 Weeks Ended August 28, 2010

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	1.9%	3.1%	4.4%	(0.2%)	2.5%
Volume	2.9%	12.5%	3.8%	7.8%	6.4%
Organic Growth	4.8%	15.6%	8.2%	7.6%	8.9%
F/X	0.4%	(12.2%)	0.0%	3.9%	(3.1%)
Acquisition	0.0%	0.0%	0.0%	15.7%	1.6%

	5.2%	3.4%	8.2%	27.2%	7.4%

39 Weeks Ended August 28, 2010

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	0.2%	(1.5%)	2.3%	(1.6%)	(0.1%)
Volume	6.9%	17.0%	3.0%	14.4%	9.8%
Organic Growth	7.1%	15.5%	5.3%	12.8%	9.7%
F/X	0.8%	(2.4%)	0.0%	12.2%	0.8%
Acquisition	0.0%	1.3%	0.0%	6.0%	1.0%

	7.9%	14.4%	5.3%	31.0%	11.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 28, 2010	Product Line Exit Adjustments	Adjusted 39 Weeks Ended August 28, 2010

Net revenue	$995,918	$—	$995,918
Cost of sales	(700,857)	(1,831)	(699,026)

Gross profit	295,061	(1,831)	296,892

Selling, general and administrative expenses	(220,324)	(752)	(219,572)
Asset impairment charges	(8,785)	(8,785)	—
Other income (expense), net	2,318	—	2,318
Interest expense	(7,660)	—	(7,660)

Income before income taxes and income from equity investments	60,610	(11,368)	71,978

Income taxes	(17,152)	2,928	(20,080)

Income from equity investments	5,391	—	5,391

Net income including non-controlling interests	$48,849	$(8,440)	$57,289

Net (income) loss attributable to non-controlling interests	92	—	92

Net income attributable to H.B. Fuller	$48,941	$(8,440)	$57,381

Basic income per common share attributable to H.B. Fuller	$1.01	$(0.17)	$1.18

Diluted income per common share attributable to H.B. Fuller	$0.99	$(0.17)	$1.16 [2]

Weighted-average H.B. Fuller common shares outstanding:
Basic	48,552	48,552	48,552
Diluted	49,564	49,564	49,564

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 29, 2009	Adjustments	Adjusted 13 Weeks Ended August 29, 2009

Net revenue	$315,329	$—	$315,329
Cost of sales	(214,914)	—	(214,914)

Gross profit	100,415	—	100,415

Selling, general and administrative expenses	(68,324)	—	(68,324)
Other income (expense), net	18,487	18,750	(263)
Interest expense	(1,680)	—	(1,680)

Income before income taxes and income from equity investments	48,898	18,750	30,148

Income taxes	(15,113)	(6,989)	(8,124)

Income from equity investments	1,677	—	1,677

Net income including non-controlling interests	35,462	11,761	23,701

Net (income) loss attributable to non-controlling interests	(49)	—	(49)

Net income attributable to H.B. Fuller	$35,413	$11,761	$23,652

Basic income per common share attributable to H.B. Fuller	$0.73	$0.24	$0.49

Diluted income per common share attributable to H.B. Fuller	$0.72	$0.24	$0.48 [2]

Weighted-average common shares outstanding:
Basic	48,343	48,343	48,343
Diluted	49,242	49,242	49,242

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 29, 2009	Impairment Adjustments	Adjusted 39 Weeks Ended August 29, 2009

Net revenue	$893,086	$—	$893,086
Cost of sales	(628,264)	—	(628,264)

Gross profit	264,822	—	264,822

Selling, general and administrative expenses	(192,446)	—	(192,446)
Asset impairment charges	(790)	(790)	—
Other income (expense), net	16,142	18,750	(2,608)
Interest expense	(6,266)	—	(6,266)

Income before income taxes and income from equity investments	81,462	17,960	63,502

Income taxes	(26,175)	(6,695)	(19,480)

Income from equity investments	3,744	—	3,744

Net income including non-controlling interests	$59,031	$11,265	$47,766
Net (income) loss attributable to non-controlling interests	56	—	56

Net income attributable to H.B. Fuller	$59,087	$11,265	$47,822

Basic income per common share attributable to H.B. Fuller	$1.22	$0.23	$0.99

Diluted income per common share attributable to H.B. Fuller	$1.21	$0.23	$0.98 [2]

Weighted-average common shares outstanding:
Basic	48,312	48,312	48,312
Diluted	49,031	49,031	49,031

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended August 28, 2010	13 Weeks Ended August 29, 2009

Net revenue	338,568	315,329
Cost of sales	242,294	214,914

Gross profit	96,274	100,415

Selling, general and administrative expenses	73,584	68,324

Operating Income[4]	22,690	32,091
Depreciation expense	7,582	8,200
Amortization expense	2,501	3,055

EBITDA[3]	32,773	43,346

EBITDA margin[3]	9.7%	13.7%

	39 Weeks Ended August 28, 2010	39 Weeks Ended August 29, 2009

Net revenue	995,918	893,086
Cost of sales	700,857	628,264

Gross profit	295,061	264,822

Selling, general and administrative expenses	220,324	192,446

Operating Income[4]	74,737	72,376
Depreciation expense	22,392	24,448
Amortization expense	8,325	8,982

EBITDA[3]	105,454	105,806

EBITDA margin[3]	10.6%	11.8%

[1]

Adjusted gross margin is a non-GAAP financial measure. Second quarter 2010 excludes pre-tax exit costs and non-cash impairment charges associated with the exit of the Company’s European polysulfide-based insulating glass product line of $1.2 million and $0.6 million respectively.

[2]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure. First quarter 2009 excludes an after-tax “true-up” for the estimated goodwill impairment charge taken at the end of 2008 of $0.5 million ($0.01 per diluted share). Third quarter 2009 excludes an after-tax gain related to the settlement of a lawsuit filed against the former owners of the Roanoke Companies Group of $11.8 million ($0.24 per diluted share). Second quarter 2010 excludes after-tax exit costs and non-cash impairment charges associated with the exit of the Company’s European polysulfide-based insulating glass product line of $1.7 million ($0.03 per diluted share) and $6.7 million ($0.14 per diluted share) respectively. A full reconciliation is provided in the tables above.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments.
[5]

Operating Income is a non-GAAP financial measure defined on a consolidated basis as gross profit less SG&A expense. Operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.